Ultra Petroleum Increases 2010 Proved Reserves by 13 Percent to 4.4 Tcfe, Reports Organic Reserve Replacement Ratio of 324%

- 2010 proved reserves increase to 4.4 Tcfe from 3.9 Tcfe in 2009

- 2010 total 3P reserves increase to 15.9 Tcfe from 14.6 Tcfe in 2009

- 2010 drill-bit F&D costs of $1.48 per Mcfe

- 2010 organic reserve replacement ratio of 324%

- Undrilled inventory grows to 8,145 locations

HOUSTON, Feb. 18, 2011 /PRNewswire/ -- Ultra Petroleum Corp. (NYSE: UPL) today reported 4.4 trillion cubic feet equivalent (Tcfe) of total proved crude oil and natural gas reserves for the year-ended December 31, 2010. This represents a 13 percent increase from 3.9 Tcfe as reported at year-end 2009. The 2010 reserve replacement ratio of 324 percent was achieved all organically.

(Logo:  http://photos.prnewswire.com/prnh/20020226/DATU029LOGO)

In 2010, as in 2009, Ultra's proved reserves do not include any material additions attributable to the new Securities and Exchange Commission (SEC) rules. Consistent with prior years, the proved undeveloped reserves are limited to a three year development period at planned annual capital expenditures. Additionally, the company elected not to book any proved undeveloped locations in the proved reserves from its growing Marcellus position. As a result, the proved undeveloped percentage of the total proved reserves remains the same as it has over the past few years at approximately 60 percent. This results in a proved undeveloped to proved developed location ratio of 0.64 to 1, which further emphasizes the company's conservative approach to reserve bookings.

The proved reserves were prepared in accordance with the current SEC pricing guidelines. The SEC rules require reserve evaluations to be calculated using a twelve month average of the first day of each calendar month price. Proved reserves were calculated using an SEC price of $4.05 per Mcf for natural gas. Using SEC prices, the pre-tax estimated future net cash flows discounted at ten percent (PV-10) of the year-end 2010 proved reserves is $5.0 billion. To better reflect Ultra's view of long-term natural gas prices, the company performed a sensitivity analysis using a $6.00 gas price, which yields a PV-10 of $8.6 billion for proved reserves.

On February 8, 2011 Ultra applied for and received regulatory approval for additional 5-acre density development from the Wyoming Oil and Gas Conservation Commission (WOGCC).  This ruling provides for 5-acre density drilling on essentially all of the lands that Ultra owns interests in Pinedale.  As a result, an additional nearly 1,500 5-acre locations equating to over 2.5 Tcfe of net reserves are now eligible for booking to proved reserves.

"By removing the three year limit and incorporating the recent down spacing order in Wyoming, our proved reserves would increase to approximately 8.9 Tcfe. The PV-10 value is $11.4 billion using a $6.00 per Mcf natural gas price," stated Michael D. Watford, Chairman, President and Chief Executive Officer.

2010 Proved Reserves Reconciliation (Bcfe)
Reserves, December 31, 2009	3,911.7
Additions and revisions, net	692.2
Production	(213.6)
Reserves, December 31, 2010	4,390.3

Drilling-only capital investments during 2010 were $1.02 billion, resulting in a $1.48 per Mcfe finding and development (F&D) costs. Combining drilling-only capital investments with $76.7 million of midstream gathering investments, the 2010 capital investments amounted to $1.10 billion, yielding a $1.59 per Mcfe F&D cost. Inclusive of all drillbit, midstream gathering, and land capital investments, total corporate capital investments were $1.58 billion, which resulted in an F&D cost of $2.28 per Mcfe. Ultra's 2010 capital program exceeded the plan established early in 2010 by approximately eight percent primarily due to additional focused land acquisitions in Pennsylvania combined with increased productivity of the company's Wyoming drilling fleet, which resulted in more wells drilled and completed than originally forecasted.

The total proved, probable and possible (3P) reserves increased nine percent to 15.9 Tcfe at year-end 2010 from 14.6 Tcfe during the prior year. Using a $6.00 per Mcf long-term natural gas price assumption, the pre-tax PV-10 of the 3P reserves is $17.1 billion in comparison to $16.5 billion at year-end 2009.

During 2010, Ultra Petroleum increased its large inventory of low-risk, high rate-of-return natural gas drilling locations. Ultra began the year with 7,222 undrilled locations and participated in 363 wells throughout 2010. The company added 1,286 new locations, ending the year with an undrilled inventory of 8,145 locations, an increase of 13 percent from 2009.

Reserve tables to follow.

Ultra Petroleum Corp.
Reserves
December 31, 2010
				SEC Pricing: $4.05 per Mcf / $68.93 per Bbl
Reserve Category	Net Gas (BCF)	Net Oil (MMB)	Net Equiv. (BCFE)	PV-10 (MM$)	Economic Wells	Future Capex (MM$)

PDP	1,557	10.3	1,619	$ 2,704	1,509	$ 58

PDNP	122	0.7	126	$ 169	92	$ 88

PUD	2,521	20.7	2,645	$ 2,121	1,030	$ 2,907

Total Proved	4,200	31.7	4,390	$ 4,994	2,631	$ 3,053

Ultra Petroleum Corp.
Reserves
December 31, 2010
				Natural Gas Sensitivity: $5.00 per Mcf / $68.93 per Bbl
Reserve Category	Net Gas (BCF)	Net Oil (MMB)	Net Equiv. (BCFE)	PV-10 (MM$)	Economic Wells	Future Capex (MM$)

PDP	1,572	10.4	1,635	$ 3,363	1,509	$ 57

PDNP	123	0.7	127	$ 223	93	$ 89

PUD	2,528	20.7	2,653	$ 3,180	1,037	$ 2,916

Total Proved	4,223	31.8	4,414	$ 6,766	2,639	$ 3,063

Probable	5,627	38.8	5,859	$ 2,894	4,012	$ 9,505

2P (PV + PR)	9,850	70.6	10,273	$ 9,660	6,651	$ 12,568

Possible	4,875	8.7	4,928	$ 2,627	2,563	$ 7,849

3P (PV + PR + PS)	14,725	79.3	15,201	$ 12,287	9,214	$ 20,417

Future Wells	12,391	63	12,770	$ 8,095	7,612	$ 20,270

Ultra Petroleum Corp.
Reserves
December 31, 2010
				Natural Gas Sensitivity: $6.00 per Mcf / $68.93 per Bbl
	Net Gas (BCF)	Net Oil (MMB)	Net Equiv. (BCFE)	PV-10 (MM$)	Economic Wells	Future Capex (MM$)

Reserve Category

PDP	1,578	10.5	1,641	$ 4,083	1,509	$ 57

PDNP	123	0.7	127	$ 287	93	$ 89

PUD	2,533	20.8	2,658	$ 4,270	1,042	$ 2,924

Total Proved	4,235	32.0	4,426	$ 8,640	2,644	$ 3,071

Probable	6,074	40.8	6,319	$ 4,466	4,363	$ 10,767

2P (PV + PR)	10,309	72.7	10,745	$ 13,106	7,007	$ 13,838

Possible	5,111	9.1	5,166	$ 4,009	2,740	$ 8,535

3P (PV + PR + PS)	15,420	81.8	15,911	$ 17,115	9,747	$ 22,373

Future Wells	13,121	66	13,516	$ 12,007	8,145	$ 22,226

amounts may not total due to rounding

About Ultra Petroleum

Ultra Petroleum Corp. is an independent exploration and production company focused on developing its long-life natural gas reserves in the Green River Basin of Wyoming - the Pinedale and Jonah Fields and is in the ongoing exploration and early development stage in the Appalachian Basin of Pennsylvania. Ultra is listed on the New York Stock Exchange and trades under the ticker symbol "UPL".  The company had 152,567,813 shares outstanding on December 31, 2010.

This release can be found at http://www.ultrapetroleum.com

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecast, projections, or statements other than those of historical fact, are forward-looking statements. Although the company believes that the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that such expectations will prove to have been correct and undertakes no obligation to update this information. Factors that may cause actual results to differ from forward-looking statements herein include, but are not limited to, risks detailed in the company's SEC filings, including its Annual Report on Form 10-K. The company urges investors to consider that these statements are not guarantees of performance and that actual results could and may differ materially from these forward-looking statements.

Beginning with year-end reserves for 2009, the SEC permits oil and gas companies, in their SEC filings, to disclose proved reserves, probable reserves, and possible reserves. References in this press release to 3P reserves include estimates from each category of reserves and are forward-looking statements.   Investors are urged to consider this disclosure and additional disclosure in the company's Annual Report on Form 10-K, available on its website or by request to 363 North Sam Houston Parkway E., Suite 1200, Houston, 77060 (Attention: Investor Relations). You can also obtain this information from the SEC by calling 1-800-SEC-0330 or on its website at www.sec.gov.

CONTACT:  Kelly L. Whitley, Director Investor Relations, +1-281-876-0120, Ext. 302, info@ultrapetroleum.com, or Julie E. Danvers, Investor Relations Analyst, +1-281-876-0120, Ext. 304, both of Ultra Petroleum Corp.